UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Norfolk Southern Corporation

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The following communication was distributed to employees of Norfolk Southern Corporation on April 30, 2024.

Positive news ahead of our Annual Meeting

Over the past several weeks, our leadership team and board of directors have been working tirelessly to connect with investors and other key stakeholders. Together, they are ensuring that those stakeholders understand our strategy, the progress we have made, and the success the entire Norfolk Southern team is producing for the long-term. Among those meetings was Institutional Shareholder Services (ISS) – the leading proxy advisory firm.

Today, ISS issued a recommendation that Norfolk Southern shareholders vote “FOR” a majority of our director nominees at the Annual Meeting, including our CEO Alan Shaw. They also recognized the deep leadership of our entire management team, and the critical skills brought by our board members.

Importantly, they also acknowledged that our balanced strategy is sound and our team’s effective execution of it. You can find some of the key takeaways from the report in the press release we issued. Here is some additional information to put today’s news in context:

What is ISS?

ISS is a firm that provides shareholders with research, data, and recommendations on votes like this one. Roughly a quarter of NS shareholders vote with ISS, and many others look to them for how they should consider voting their shares. Members of our board of directors and management team met with ISS, as did Ancora.

What does this mean?

ISS’ recommendation is an important third-party endorsement that we have the right strategy, management team, and board in place to deliver for our customers and shareholders. In fact, as part of its recommendation, ISS acknowledged “[t]he prevailing strategy appears to be logical, particularly when considered alongside evolving views on rail service...”1

Furthermore, ISS recognized the risks that Ancora would introduce if their campaign is successful. Its report clearly indicates that a change in leadership and board control is not warranted. Additionally, the report suggests that at this critical point in our transformation, replacing a majority of the members of our board with Ancora’s inferior nominees would impede our progress, introduce significant risk, and ultimately destroy long-term shareholder value. While the ISS report suggests that some of Ancora’s nominees should be added to our board, we will continue to highlight the strength of our board nominees and are encouraging shareholders to elect them.

It is important to note that while our shareholders may take into consideration the recommendation of proxy advisory firms, it is ultimately up to each shareholder – including many of you – to decide how to vote.

What happens next?

We will not stop tirelessly advocating for our company, employees, and stakeholders. Our board and management team are continuing to highlight the significant progress we are making to deliver on our goals. The Annual Meeting is scheduled to begin at 8:30 a.m. ET on May 9, and we expect to be able to share a preliminary update on the election of directors shortly after.

[1]	Permission to use quotations was neither sought nor obtained.

What can you do?

Every vote is important – regardless of how many shares you own. If you are a shareholder, we urge you to promptly vote FOR ONLY Norfolk Southern’s 13 nominees on the WHITE proxy card today. Since the Annual Meeting is fast approaching, we encourage you to submit your votes electronically, by following the easy instructions on your WHITE proxy card.

A vote for Norfolk Southern’s director nominees is a vote for our strategy and our team. Our strategy is taking hold, and we are on a clear path to close the margin gap with peers. In the past few weeks alone, we have achieved meaningful operational improvements – thanks to your hard work and commitment to our railroad. I am confident that the future is bright at Norfolk Southern.

For more information on how to vote, please click here. You may also call our proxy solicitor for assistance: Innisfree M&A Incorporated, (877) 750-9496 (toll-free from the U.S. and Canada).

Important Additional Information

The Company has filed a definitive proxy statement (the “2024 Proxy Statement”) on Schedule 14A and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at https://norfolksouthern.investorroom.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Concerning Participants

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in Norfolk Southern’s 2024 Proxy Statement, filed with the SEC on March 20, 2024. To the extent holdings by our directors and executive officers of Norfolk Southern securities reported in the 2024 Proxy Statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described above.

Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to execute on our strategic plan and our 2024 Annual Meeting and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.